[Letterhead of Cleary, Gottlieb, Steen & Hamilton]








Writer's Direct Dial:  (212) 225-2420

                                    February 21, 1997



Southwestern Energy Company
1083 Sain Street
Fayetteville, Arkansas  72703

Ladies and Gentlemen:

           We have acted as special counsel for Southwestern Energy Company, an Arkansas corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (No.33-63895)(as amended when it became effective, the "Registration Statement") and the related prospectus (the "Prospectus"), as supplemented by the prospectus supplement dated February 21, 1997 (the "Prospectus Supplement"), relating to the offering from time to time of the Company's debt securities up to an aggregate initial public offering or purchase price of U.S. $250,000,000 in accordance with Rule 415 under the Securities Act, and the offering of up to $125,000,000 aggregate principal amount of the Company's Medium-Term Notes (the "Notes"), represented by one or more global securities (collectively, the "Global Security"), to be issued under an indenture dated as of December 1, 1995 (the "Indenture") between the Company and The First National Bank of Chicago, as trustee (the "Trustee").




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Southwestern Energy Company, p. 2


           We have participated in the preparation of the Registration Statement, the Prospectus, the Prospectus Supplement, the Indenture and the Global Security and we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed but not verified the accuracy as to factual matters of each document we have reviewed.

           Based on the foregoing, it is our opinion that:

           1. The Indenture has been duly authorized by all necessary corporate action of the Company and has been duly executed and delivered by the Company under the law of the State of New York, and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, as to which no opinion is expressed, the Indenture is a legal, valid, binding and enforceable agreement of the Company.

           2. The execution and delivery by the Company of the Notes have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of the Indenture, and when the Global Security has been duly executed and delivered by the Company under the law of the State of New York and authenticated by the Trustee, and the Notes have been sold as described in the Registration Statement, the Prospectus and the Prospectus Supplement relating to the Notes, such Notes will constitute legal, valid, binding and enforceable obligations of the Company.

           Insofar as the foregoing opinions relate to the legality, validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America (other than matters relating to federal energy law) or the law of the State of New York) and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).








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Southwestern Energy Company, p. 3

           We express no opinion other than as to the federal law

of the United States of America and the law of the State of New
York.
With respect to all matters of the law of the State of Arkansas and federal energy law, we have relied on the opinion of Jeffrey
L. Dangeau, Assistant Secretary to the Company, a copy of which is attached hereto.



                            Very truly yours,

                            CLEARY, GOTTLIEB, STEEN & HAMILTON


                            By  /s/ Stephen H. Shalen
                              --------------------------------
                              Stephen H. Shalen, a Partner






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